UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 30, 2014

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL	33160
(Address of Principal Executive Offices)	(Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective June 30, 2014, TOT Group, Inc., a subsidiary of Net Element, Inc. (the “Company), TOT Payments, LLC, TOT BPS, LLC, TOT FBS, LLC, Process Pink, LLC, TOT HPS, LLC and TOT New Edge, LLC, each a subsidiary of TOT Group, Inc., as co-borrowers, entered into a Loan and Security Agreement with RBL Capital Group, LLC, as lender (the “RBL Loan Agreement”). Pursuant to the RBL Loan Agreement, RBL Capital Group agreed to extend to the co-borrowers a credit facility under which such co-borrowers may borrow up to $10,000,000 from RBL Capital Group during the period of 18 months from the closing of this credit facility. Prior to maturity of the loan, the principal amount of the borrowings under the credit facility will carry a fixed interest rate of the higher of 13.90% per annum and the prime rate plus 10.65%. After maturity of the loan, until all borrowings are paid in full, with respect to the advances under the credit facility, an additional three percent per annum would be added to such interest rate, and for any other amounts, obligations or payments due to RBL Capital Group, an annual default rate will not to exceed the lesser of (i) the prime rate plus 13% per annum and (ii) 18.635% per annum.

The co-borrowers’ obligations to RBL Capital Group pursuant to the RBL Loan Agreement are secured by a first priority security interest in all of the co-borrowers’ tangible and intangible assets, including but not limited to their merchants, merchant contracts and proceeds thereof, and all right title and interest in co-borrowers’ processing contracts, contract rights, and portfolio cash flows with all processors of co-borrowers.

On June 30, 2014, as a result of the closing of the credit facility under the RBL Loan Agreement, the entire principal amount of the Secured Convertible Senior Promissory Note, dated April 21, 2014 (the “Note”), in the original principal amount of $11,200,000 issued by the Company to Cayman Invest, S.A. (“CI”), was converted into shares of common stock of the Company constituting 15% of the then outstanding shares of common stock the Company. Accordingly, the Note is no longer outstanding.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

The disclosures contained under Item 1.01 are incorporated herein by this reference.

Item 3.02	Unregistered Sales of Equity Securities.

On June 30, 2014, as a result of the closing of the credit facility under the RBL Loan Agreement, the entire principal amount of the Note was converted into shares of common stock of the Company constituting 15% of the then outstanding shares of common stock the Company. Such shares of restricted common stock of the Company are issuable to CI in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) private offering exemption from the registration requirements under the Securities Act.

Item 8.01	Other Events.

On July 2, 2014, the Company issued a press release announcing financing to the Company by RBL Capital Group, LLC. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

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Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Loan and Security Agreement, dated June 30, 2014, among RBL Capital Group, LLC, as lender, and TOT Group, Inc., TOT Payments, LLC, TOT BPS, LLC, TOT FBS, LLC, Process Pink, LLC, TOT HPS, LLC and TOT New Edge, LLC, as co-borrowers

99.1	Press Release dated July 2, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2014

NET ELEMENT, INC.

By:	/s/ Jonathan New
Name:	Jonathan New
Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan and Security Agreement, dated June 30, 2014, among RBL Capital Group, LLC, as lender, and TOT Group, Inc., TOT Payments, LLC, TOT BPS, LLC, TOT FBS, LLC, Process Pink, LLC, TOT HPS, LLC and TOT New Edge, LLC, as co-borrowers

99.1	Press Release dated July 2, 2014

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